SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                      (Amendment No.    )

Filed by Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[  ]   Preliminary Proxy Statement         [  ]    Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by
                                                   Rule 14a-6(e)(2))
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

            Caretenders Health Corp.
    (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


   (1) Title of each class of securities to which transaction applies.


   (2) Aggregate number of securities to which transaction applies:


   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


    (4) Proposed maximum aggregate value of transaction:


    (5) Total fee paid:


[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:


    (2) Form, Schedule or Registration Statement No.


    (3) Filing Party:


    (4) Date Filed:

                                            CARETENDERS HEALTH CORP.
                                       100 Mallard Creek Road, Suite 400
                                          Louisville, Kentucky  40207

                                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                          TO BE HELD NOVEMBER 19, 1996


To the Stockholders:

The Annual Meeting of Stockholders (the "Annual Meeting") of Caretenders Health Corp. (the "Company"), will be held in Terrace One of Holiday Inn, 1325 Hurstbourne Lane, Louisville, Kentucky 40222, on Tuesday, November 19, 1996, at 10 a.m. local time for the following purposes:

(1) To elect a Board of five directors to serve until the next annual meeting of stockholders;

(2) To ratify the appointment of Arthur Andersen LLP. as the Company's independent auditor for the fiscal year ending March 31, 1997; and

(3) To transact such other business as may properly come before the meeting or any adjournments thereof.

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on October 7, 1996 are entitled to receive notice of and to vote at the meeting.

                                            By Order of the Board of Directors


                                            C. Steven Guenthner
                                            Secretary

Louisville, Kentucky
October 15, 1996

                                     IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                   CARETENDERS HEALTH CORP.
                               100 Mallard Creek Road, Suite 400
                                 Louisville, Kentucky  40207

                                      PROXY STATEMENT


                               ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD NOVEMBER 19, 1996

GENERAL INFORMATION

This Proxy Statement and accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Caretenders Health Corp., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments thereof. The Annual Meeting will be held in Terrace One of Holiday Inn, 1325 Hurstbourne Lane, Louisville, Kentucky 40222, on Tuesday, November 19, 1996, at 10 a.m. local time for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about October 15, 1996.

A stockholder signing and returning a proxy has the power to revoke it at any time before the shares subject to it are voted by (i) notifying the Secretary of the Company in writing of such revocation, (ii) filing a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. If the proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the proxy will be voted FOR the nominees for director named in the Proxy Statement, FOR the ratification of Arthur Andersen LLP as independent auditor for the Company and in the discretion of proxy holders on such other business as may properly come before the Annual Meeting.

The original solicitation of proxies by mail may be supplemented by telephone and other means of communication and through personal solicitation by officers, directors and other employees of the Company, at no compensation. Proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, par value $.10 per share (the "Common Stock"), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

RECORD DATE AND VOTING SECURITIES

The Board has fixed the record date (the "Record Date") for the Annual Meeting as the close of business on October 7, 1996. At the Record Date, there were outstanding 3,119,413 shares of Common Stock, excluding 10,000 shares held in the Company's Treasury (each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting). No shares of the Company's Series A Convertible Preferred Stock ("Preferred Stock") were outstanding on the Record Date. A majority of the total number of shares of outstanding Common Stock present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and "withheld" votes will be counted as present for purposes of determining whether a quorum exists, but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Because Delaware law treats only those shares voted "for" a matter as affirmative votes, abstentions and withheld votes will have the same effect as negative votes or votes "against" a particular matter. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

Common Stock

The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company's Common Stock of (i) each executive officer of the Company named in the Summary Compensation Table set forth herein under "Executive Compensation", (ii) each director or nominee for director of the Company, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.

                                                Shares of Common
                                           Stock Beneficially Owned (1) (2)
                                         Amount and Nature           Percentage
 Directors and Executive Officers     of Beneficial Ownership         of Class
 William B. Yarmuth                             318,300     (3)          9.69%
  100 Mallard Creek Road, Suite 400
  Louisville, KY 40207
 Mary A. Yarmuth                                318,300     (3)          9.69%
 C. Steven Guenthner                             33,737     (4)          1.07%
 Steven B. Bing                                  10,840     (5)            *
 Patrick B. McGinnis                             13,500     (6)            *
 Donald G. McClinton                             12,500     (6)            *
 Tyree Wilburn                                    7,500     (7)            *
 Directors and Executive Officers
 as a Group (7 Persons)                         396,377     (8)         11.88%

 Additional Five Percent Beneficial Owners

 HEALTHSOUTH Rehabilitation Corporation       1,015,101     (9)         29.98%
  Two Perimeter Park South
  Birmingham, AL 35243

 Wellington Management Company
  75 State Street
  Boston, MA 02109                              170,120                 5.45%
 Heartland Fund Advisors                        329,000                10.55%

 Robert N. Yarmuth                              157,723                 5.06%
  100 Mallard Creek Road, Suite 400
  Louisville, KY 40207

 *  Represents less than 1% of the class.

 (1) Based upon information furnished to the Company by the named persons, and information contained in filings with the Securities and Exchange Commission (the "Commission"). Under the rules of the Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named person has the sole voting and investment power with respect to the number of shares of Common Stock set forth opposite such person's name.

 (2) Assumes inclusion of the shares of Common Stock issuable upon exercise of outstanding redeemable warrants. Assumes conversion of series A Convertible Preferred Stock issuable upon exercise of outstanding warrants into Common Stock.

(3) Includes 8,886 shares as to which Mr. Yarmuth shares voting and investment powers pursuant to a family trust, vested options for 115,917 shares held by Mr. Yarmuth and vested options for 48,500 shares held by Mrs. Yarmuth, in addition to 12,927 shares owned directly by Mrs. Yarmuth.

(4) Includes 25,000 shares subject to currently exercisable options.

(5) Includes 10,500 shares subject to currently exercisable options.

(6) Includes 7,500 shares subject to currently exercisable options.

(7) Includes 2,500 shares subject to currently exercisable options.

(8) Includes currently exercisable options held by all directors and executive officers as a group to purchase 217,417 shares of Common Stock.

(9) Includes currently exercisable warrants for the purchase of 200,000 shares of Common Stock. In addition, HEALTHSOUTH Rehabilitation Corporation ("HEALTHSOUTH") owns warrants for an additional 66,600 Series A Convertible Preferred Shares.

Preferred Stock

The Company has no shares of Preferred Stock outstanding. HEALTHSOUTH holds currently exercisable warrants to purchase 66,600 shares of Series A Preferred Stock. See "Security Ownership of Principal Holders and Management -- Relationship with HEALTHSOUTH Rehabilitation Corporation." Each share of Series A Preferred Stock is convertible into one share of Common Stock and entitled to one vote on all matters submitted to the holders of Common Stock. The warrants may be transferred by HEALTHSOUTH only to its affiliates.

Relationship with HEALTHSOUTH Rehabilitation Corporation

The Company has an agreement with HEALTHSOUTH under which HEALTHSOUTH purchases certain durable medical equipment and prosthetic and orthotic appliances (to fill HEALTHSOUTH's normal business requirements of such items) from the Company. During the years ended March 31, 1996, 1995 and 1994, the Company realized sales of $84,000, $391,000 and $503,000 to HEALTHSOUTH, respectively, at terms
the  Company  normally offers  its customers.   The outstanding receivables from
HEALTHSOUTH were $17,000 and $109,000 as of March 31, 1996 and 1995, respectively.

ITEM 1

ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected to serve until the next annual meeting of stockholders. The persons named in the accompanying proxy have advised the Company that they intend to vote the shares covered by the proxies FOR the election of the nominees named below. Proxies cannot be voted for a greater number of persons than are named. Although it is not anticipated that any of the nominees will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for substitute nominees. Directors are elected by a plurality of the votes cast.


Nominees for Election as Directors

Set forth below is a list of Board members who will stand for re-election at the Annual Meeting, together with their ages, all Company positions and offices currently held by them and the year in which each person joined the Board of Directors.

Name                 Age  Position or Office        Director Since
William B. Yarmuth    44  Chairman of the Board,
                          President and
                          Chief Executive Officer        1991
Steven B. Bing        49  Director                       1992
Donald G. McClinton   63  Director                       1994
Patrick B. McGinnis   49  Director                       1994
Tyree G. Wilburn      44  Director                       1996

William B. Yarmuth.   Mr. Yarmuth has been a director of the Company since 1991, when the Company acquired National Health Industries, where Mr. Yarmuth was Chairman, President and Chief Executive Officer. After the acquisition, Mr. Yarmuth became the President and Chief Operating Officer of the Company. Mr. Yarmuth became Chairman and CEO in 1992. He was Chairman of the Board, President and Chief Executive Officer of National from 1981 to 1991.

Steven B. Bing. Mr. Bing was elected a director in January 1992. Mr. Bing is an employee of R. Gene Smith, Inc., a private investment company located in Louisville, Kentucky. From 1989 to March 1992, Mr. Bing was President of ICH Corporation, an insurance holding company. From 1984 to 1989, he served as Senior Vice President of ICH Corporation.

Donald G. McClinton. Mr. McClinton was elected a director in October 1994. From 1986 to 1994, Mr. McClinton was co-chairman of Interlock Industries, a privately held conglomerate in the metals and transportation industries. He is also a director of Mid-America Bancorp and Jewish Hospital Health Systems. and is a private investor.

Patrick B. McGinnis. Mr. McGinnis was elected a director in October 1994. Mr. McGinnis is President of Medaphis Healthcare Information Technology Company. Prior to holding that position Mr. McGinnis was the co-founder of Healthcare Recoveries, Inc. and served as its President and Chief Executive Officer. From 1979 to 1988, Mr. McGinnis was Vice President-Finance and Planning for Humana, Inc.

Tyree G. Wilburn was elected a director in January 1996. Mr. Wilburn is private investor who was formerly Senior Vice President and Chief Financial Officer, Acquisition and Development of Community Health Systems and served as its Chief Development Officer since 1992.

Meetings of the Board of Directors

The Board met on six occasions during the 1996 fiscal year. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and its committees on which such director served during his period of service.

Committees of the Board of Directors

The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Board does not have a nominating committee; nominating functions are performed by the entire Board.

The Executive Committee is authorized to exercise the powers of the Board of Directors during intervals between Board meetings, subject to limits set forth by the Board, the Company's by-laws and Delaware law. The members of the Executive Committee are Messrs. Yarmuth, Bing and McGinnis. The Executive Committee did not meet independently during the 1996 fiscal year, but matters normally discussed by the Executive Committee were discussed and acted upon by the Board.

The functions of the Audit Committee include reviewing the scope of the audit, reviewing the corporate accounting practices and policies with the independent auditors, reviewing with the independent auditors their final report, reviewing with independent auditors overall accounting and financial controls and consulting with the independent auditors. The members of the Audit Committee are the four outside members of the Company's Board of Directors, Messrs. Bing, McClinton, McGinnis and Wilburn. The Audit Committee met once during the 1996 fiscal year.

The principal duties of the Compensation Committee are to review the compensation of directors and officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. The Compensation Committee also administers the Company's employee stock option plans. The members of the Compensation Committee are Messrs. Bing, McClinton, McGinnis and Wilburn. The Compensation Committee met twice during the 1996 fiscal year.

Compensation of Directors

Directors who are not also employees of the Company are entitled to compensation at a rate of $1,250 for each Board of Directors meeting attended and $250 for each committee meeting attended that is scheduled independently. In addition, non-employee directors are eligible to receive stock options under the Caretenders Health Corp. 1993 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") adopted by the Board on February 17, 1993, and subsequently approved by stockholders. Pursuant to the terms of the Directors' Plan, Mr. Bing was granted options to purchase 10,000 shares of the Company's Common Stock at $9.69, Messrs. McGinnis and McClinton were each granted options to purchase 10,000 shares of the Company's Common Stock at $8.13 per share, and Mr. Wilburn was granted options to purchase 10,000 shares of the Company's Common Stock at $7.88 per share. The Directors' options vest 25% the day following six months after the date of grant and 25% on each of the first, second, and third anniversary dates of the grant.

William Yarmuth Employment Agreement

On January 1, 1996, the Company entered into a new employment agreement with William B. Yarmuth, its Chairman of the Board, President and Chief Executive Officer. The initial term of the agreement is three years with subsequent automatic one-year renewals. This agreement replaced Mr. Yarmuth's previous agreement which was not scheduled to expire until 1998. Under the terms of the new agreement, Mr. Yarmuth will earn an annual base salary of $190,000 and be eligible for a performance based cash incentive of up to 35% of annual base salary. The agreement includes a covenant not to compete for a period of two years and potential termination payments to Mr.Yarmuth of two times his annual salary.

Upon entering into this new agreement, Mr. Yarmuth received a one-time cash payment of $60,000 and was awarded an option to purchase 25,000 shares of the Company's common stock pursuant to the 1987 Nonqualified Stock Option Plan at fair market value ($5.88) on the date of grant (January 1, 1996).


Compliance With Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all reports were filed on a timely basis, with the exception of the late filing by Tyree Wilburn, a director of the Company, of one Form 3 report disclosing options to purchase Common Stock of the Company upon becoming a director. In addition, at the date of this proxy statement, the Company had not received a copy of one Form 5 report from Robert Shulman (or a written confirmation from Mr. Shulman that the Form 5 was not required). Mr. Shulman ceased to be a director of the Company in December 1995.

RECOMMENDATION

Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting by holders of Common Stock voting for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE FIVE NOMINEES FOR DIRECTOR OF THE COMPANY.

EXECUTIVE COMPENSATION

Set forth below is information concerning the annual and long-term compensation paid during the last three fiscal years to the Chief Executive Officer and the most highly compensated executive officers of the Company during the 1996 fiscal year whose combined salary and bonus exceeded $100,000. These amounts do not include payments made to the named executive officers in the form of automobile allowances and certain other benefits, the aggregate amounts of which, in the case of each named executive officer, did not exceed 10% of the total annual salary and bonus reported for such officer.

Summary Compensation Table
                                                                    Long-Term
                                                                   Compensation
                                                                    Securities
                                                                    Underlying
                                             Annual Compensation     Options
 Name and Principal Position        Year     Salary      Bonus     No. ofShares
 William B. Yarmuth                 1996    $229,413    $126,500(1)     50,000
 Chairman of the Board,             1995     230,577      81,000          -
 President and Chief                1994     220,000     108,000          -
 Executive Officer

 Mary A. Yarmuth                    1996     125,000      31,250        15,000
 Senior Vice President-Operations   1995     111,154      25,000          -
                                    1994     110,000      40,000          -

 C. Steven Guenthner                1996     125,000      31,250        15,000
 Senior Vice President,             1995     111,154      25,000          -
 Secretary/Treasurer and            1994     103,000      40,000          -
 Chief Financial Officer

 JoAnn Young                        1996     101,858      10,186        4,500
 Vice President-Operations          1995     101,538      15,000        6,000
                                    1994      81,154      25,000        4,000

(1) On January 1, 1996, Mr. Yarmuth entered into a new employment agreement with the Company. Of the bonus amount shown, $60,000 was paid in connection with Mr. Yarmuth entering into the new agreement and making certain concessions in compensation and other benefits as compared to his previous agreement see "William Yarmuth Employment Agreement" for more information.

OPTION GRANTS  IN FISCAL 1996

No stock appreciation rights were awarded to the named executive officers during the 1996 fiscal year. The following table sets forth information with respect to the number of stock options granted to the executive officers named in the Summary Compensation Table during the 1996 fiscal year under the 1987 Nonqualified Stock Option Plan and 1986 Incentive Stock Option Plan.



                        Number of % of Total       Potential    Realizable Value
               Securities Options Granted at Assumed Annual    Rates of
                Underlying
                Options   to All  Exercise or    Stock Price Appreciation
                GrantedEmployees in  Base Price  Expiration   for Option Term(5)
Name            No. of Shares Fiscal 1996 ($ per share)  Date (4)      5%   10%
                                                                  Potential
                  Number of % of Total                         Realizable Value
                  Securities Options                          at Assumed Annual
                  Underlying Granted                            Rates of Stock
                   Options    to All     Exercise or          Price Appreciation
                   No. of   Employees in Base Price Expiration  for  Term (5)
Name               Shares   Fiscal 1996  $ per share  Date (4)    5%       10%
William B. Yarmuth 17,000(1)   13.6%       $ 6.25   10/22/05   $ 66,820 $169,335
William B. Yarmuth  8,000(2)    6.4%         6.25   10/22/05     31,445   79,687
William B. Yarmuth 25,000(3)   20.0%         5.88   12/31/05     92,448  234,280
Mary A. Yarmuth    15,000(1)   12.0%         6.25   10/22/05     58,959  149,413
C. Steven Guenthner15,000(1)   12.0%         6.25   10/22/05     58,959  149,413
JoAnn Young         4,500(2)    3.6%         6.25   10/22/05     17,688   44,824


(1) Options granted under the 1986 Incentive Stock Option Plan. These options vest 34% one year from date of grant and 33% at the second and third anniversary dates for the date of the grant.

(2) Options granted under the 1987 Nonqualified Stock Option Plan. These options vest 25% at date of grant and 25% at each of the first, second and third anniversary dates of the grant.

(3) Options granted under the 1987 Nonqualified Stock Option Plan. These options vest 25% at six months from the date of grant and 25% at each of the first, second and third anniversary dates of the grant.

(4) Options expire upon the earlier of the expiration date or 90 days following termination of employment.

(5) Based upon actual option term and annual compounding, without regard to taxes associated with gains upon option exercises. These amounts assume the stated rates of appreciation will be realized. Actual gains, if any, are dependent upon future performance of the Company's Common Stock, as well as continued employment of the option holder through the vesting period.

 OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END VALUES

None of the executive officers named in the Summary Compensation Table exercised stock options during the 1996 fiscal year. Set forth below is information with respect to the number and value of unexercised stock options held by the named executive officers at the end of the 1996 fiscal year.


                  Shares                                      Value of Unexercised
                 Acquired          Number of Unexercised      In-the-Money Options
                    on     Value   Options at Fiscal Year-end at Fiscal Year-end(1)
 Name            Exercise Realized Exercisable  Unexercisable Exercisable Unexercisable
 William B. Yarmuth  -       -     100,000       50,000          $2,260   $65,750

 Mary A. Yarmuth     -       -      43,500       15,000        $105,885   $16,950

 C. Steven Guenthner -       -      20,000       15,000            -      $16,950

 JoAnn Young         -       -       8,625        7,375          $1,271    $3,814


(1) These amounts represent the market value less the exercise price. The market value of the Common Stock was $7.38 based on the closing bid price per share at March 31, 1996, on the NASDAQ over-the-counter market.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policies

The Compensation Committee of the Board of Directors is comprised of Messrs. Bing, McClinton, McGinnis and Wilburn, each a non-employee director of the Company. The Compensation Committee is responsible for advising the Board of Directors on matters relating to the compensation of the Company's executive officers and administering the Company's stock option plans. Set forth below is a report submitted by the Compensation Committee describing its compensation policies and the committee's decisions relating to compensation of executive officers during the 1996 fiscal year.

The Compensation Committee's policies concerning the compensation of the Company's executive officers are summarized as follows:

- Compensation awarded by the Company should be effective in attracting, motivating and retaining key executives;

- Executive officers of the Company should be compensated at a level which is comparable to other executives with similar skills and qualifications; and

- The Company's compensation programs should give executive officers a financial interest in the Company similar to the interests of the Company's stockholders.

The Company's executive officers are compensated through a combination of salary, annual bonuses (when appropriate) and grants of stock options under the Company's option plans. The annual salaries of the Company's executives are reviewed from time to time by the Compensation Committee. The Compensation Committee recommends to the Board of Directors that adjustments be made where necessary in order for the annual salaries of the Company's executives to be competitive with the salaries in the health care field. To establish such executive salaries, the Compensation Committee compares the Company's salaries with those of other home health care companies and public companies with similar market capitalizations as selected by the Compensation Committee. Annual bonuses, when appropriate, may be awarded by the Board of Directors based on the Company's achievement of objectives established by the Board.

The Compensation Committee periodically grants stock options under the Company's option plans in order to provide executive officers and other employees with an incentive to work for the success of the Company's business so as to increase the price of the Company's Common Stock. The Compensation Committee believes that stock options are a valuable tool in encouraging executive officers to align their interests with the interests of the stockholders and to manage the Company for the long term.

Compensation of the Chief Executive Officer

William B. Yarmuth, the Chairman, President and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation plans available to the Company's other executive officers. Mr. Yarmuth's salary of $229,413 for the 1996 fiscal year was determined pursuant to his employment agreement. In recommending Mr. Yarmuth's 1996 bonus of $126,500, the Compensation Committee considered the Company's improved financial performance and other components of financial position during the 1996 fiscal year. Of that amount, $60,000 was paid to Mr. Yarmuth in connection with his execution of a new employment agreement with the Company. The new employment agreement reduced Mr. Yarmuth's salary for the 1997 fiscal year to $190,000, while allowing for a bonus of up to 35% of base salary for 1997. The Compensation Committee believes that Mr. Yarmuth played an important role in these efforts and the Company's improved operating results during fiscal 1996.

OBRA Deductibility Limitation

Under the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), subject to certain exceptions and transition provisions, the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly held corporation, is limited to $1 million per year, per executive officer. The Company has determined not to take any actions at this time with respect to its compensation plans which might be necessary to exempt compensation under such plans from the OBRA deductibility limitation.

                                THE COMPENSATION COMMITTEE:
                                       Steven B. Bing
                                       Donald G. McClinton
                                       Patrick B. McGinnis
                                       Tyree G. Wilburn

COMPARISON OF FIVE-YEAR CUMULATIVE STOCKHOLDER RETURN

The graph that follows compares the cumulative return experienced by holders of the Company's Common Stock during the last five fiscal years to the returns of a peer group index comprised of other publicly-traded companies within the home health care industry ("Peer Group") and to the returns of the CRP Index for NASDAQ stock market (U.S. Companies). The graph assumes the investment of $100 on March 29, 1991 in the Company's Common Stock and each of the indices, and the reinvestment of all dividends paid during the period on the securities comprising the indices.


[Stock performance graph filed in hard copy form with the Securities and Exchange commission pursuant to Rule 901(d) of Regulation S-T ; Chart data listed below]


                                                    Fiscal Year-Ended
                                                        March 31,
                                   1991    1992    1993    1994    1995    1996
Caretenders Health Corp.          100.00  173.59  120.76  105.66   78.49   89.06
Peer Group Index (1)              100.00  211.31  129.65   75.65   52.85   58.93
CRP Index for Nasdaq Stock Market 100.00  127.45  146.51  158.15  175.93  238.88
(U.S. Companies)


(1) In addition to the Company, the peer group includes the following home health care companies: Hospital Staffing Services, Inc.; In Home Health, Inc.; and U.S. HomeCare Corporation.

ITEM 2

RATIFICATION OF INDEPENDENT AUDITOR

The Board of Directors has appointed Arthur Andersen LLP as its independent auditor for the fiscal year ending March 31, 1997. Representatives of Arthur Andersen are expected to be present at the Annual Meeting where they will have an opportunity to make a statement, if theydesire to do so, and to respond to appropriate questions.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE 1997 FISCAL YEAR.

STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented at the next annual meeting of stockholders must be received by the Company by June 12, 1997 in order to be considered for inclusion in the Company's proxy materials for such meeting.


ANNUAL REPORT

The Company's Annual Report to Stockholders for the fiscal year ended March 31, 1996 accompanies this Proxy Statement.

FORM 10-K

The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered a copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission (excluding exhibits to the Form 10-K), upon written request addressed to C. Steven Guenthner, Caretenders Health Corp., 100 Mallard Creek Road, Suite 400, Louisville, Kentucky 40207.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.


                        By Order of the Board of Directors


                        C. Steven Guenthner
                        Secretary

Louisville, Kentucky
October 15, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   CARETENDERS HEALTH CORP.
                                100 Mallard Creek Road, Suite 400
                                    Louisville, Kentucky 40207
                              PROXY--ANNUAL MEETING OF STOCKHOLDERS

The undersigned, a stockholder of CARETENDERS HEALTH CORP., a Delaware corporation (the "Company"), hereby appoints WILLIAM B. YARMUTH and C. STEVEN GUENTHNER, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held in Terrace One of the Holiday Inn, 1325 Hurstbourne Lane, Louisville, Kentucky, on Tuesday, November 19, 1996, at 10:00 a.m. local time, and at any adjournment thereof.

    The undersigned hereby instructs said proxies or their substitutes:
1.  ELECTION OF DIRECTORS:
    William B. Yarmuth, Steven B. Bing, Donald G. McClinton, Patrick B. McGinnis and Tyree Wilburn.
 [  ]Vote FOR all nominees listed            [  ]WITHHOLD AUTHORITY to
(except as marked to the contrary below)     vote for all nominees listed above
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.




    This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP as independent auditors for the Company.

                 [  ]For            [  ]Against         [  ]Abstain

This proxy, when properly executed, will be voted in accordance with any directions hereinbefore given. IF NO ELECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS.

3. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Annual Meeting.

                Please sign exactly as name appears on label. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                __________________________________  _______________
                Signature                  Date

                __________________________________  _______________
                Signature, if held jointly         Date